EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No.'s 33-85766, 33-93100 and 33-37641 of Micro Component Technology, Inc. of our report dated August 17, 1999 (September 18, 1999 as to the second paragraph of Note 11), on the consolidated financial statements of Micro Component Technology, Inc. appearing in this Annual Report on Form 10-K/Aof Micro Component Technology, Inc. for the year ended June 26, 1999.


/s/ Deloitte & Touche LLP

October 14, 1999
Minneapolis, Minnesota

                                    SIGNATURE

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 1999.

                                        MICRO COMPONENT TECHNOLOGY, INC.

                                        By:      /s/ Jeffrey S. Mathiesen
                                                 -------------------------------
                                                 Jeffrey S. Mathiesen
                                                 Vice President of Finance/
                                                 Administration, Chief Financial
                                                 Officer, Treasurer